UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2007

GRANITE FALLS ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (320) 564-3100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure

On October 19, 2007, the Board of Governors of Granite Falls Energy, LLC (the “Company”) announced its intention to make a cash distribution of $200.00 per membership unit for a total distribution of $6,231,200 to its unit holders of record as of October 1, 2007. The cash distribution is subject to approval by the Company’s primary lender. If the distribution is approved by the primary lender, the Company expects the distribution to be made on or prior to November 30, 2007.

An announcement describing this distribution will be posted on the Company’s website on October 19, 2007, and is attached hereto as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

Exhibit No.	Description
99.1	Distribution Announcement dated October 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

October 19, 2007	/s/ Stacie Schuler

Date	Stacie Schuler, Chief Financial Officer